Exhibit 10.4

PLEDGE AGREEMENT

THIS PLEDGE AGREEMENT, dated as of September 19, 2005 (as amended, supplemented or modified from time to time, this “Pledge Agreement”) is made by FOUNTAIN POWERBOAT INDUSTRIES, INC., a Nevada corporation with its principal office at 1653 Whichard’s Beach Road, Washington, North Carolina 27889 (the “Pledgor”), in favor of REGIONS BANK, an Alabama chartered bank with offices in Charlotte, North Carolina (the “Bank”). Except as otherwise provided herein, capitalized terms used herein without definition shall have the meanings given to them in the Loan Agreement referred to below.

BACKGROUND STATEMENT

A. The Borrower, the Parent and the Bank are parties to a Loan Agreement, dated as of even date herewith (as amended, modified or supplemented from time to time, the “Loan Agreement”), providing for the availability of a $16,500,000 term loan facility (the “Loan”) to the Borrower upon the terms and conditions set forth therein.

B. As a condition to making the Loan to the Borrower, the Parent has guaranteed to the Bank the payment in full of the Obligations under the Loan Agreement and the other Loan Documents.

C. It is a further condition to the making of the Loan to the Borrower that the Pledgor shall have agreed, by executing and delivering this Agreement, to secure the payment in full of their respective obligations under the Loan Agreement and the other Loan Documents. The Bank is relying on this Agreement in their decision to extend credit to the Borrower under the Loan Agreement, and would not enter into the Loan Agreement without the execution and delivery of this Agreement by the Pledgor.

D. The Pledgor will obtain benefits as a result of the making of the Loan to the Borrower, which benefits are hereby acknowledged, and, accordingly, desire to execute and deliver this Agreement.

STATEMENT OF AGREEMENT

NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Pledgor and the Bank, for themselves, their successors and assigns, hereby agree as follows:

ARTICLE I

DEFINITIONS

1.1 Defined Terms. In addition to the terms defined elsewhere in this Pledge Agreement, the following terms shall have the meanings set forth below:

“Pledged Collateral” means (i) the shares of Capital Stock described on Schedule I hereto (the “Pledged Shares”), and all dividends, distributions, cash, instruments and other property and proceeds from time to time received, receivable or otherwise made upon or distributed in respect of or in exchange for any or all of the Pledged Shares; (ii) all additional shares of Capital Stock of any issuer of the Pledged Shares from time to time acquired by any Pledgor in any manner, and the certificates representing such additional shares, and all dividends, distributions, cash, instruments and other property from time to time received, receivable or otherwise made upon or distributed in respect of or in exchange for any or all of such shares; and (iii) to the extent not otherwise excluded in the foregoing, all cash and non-cash proceeds thereof. Notwithstanding the foregoing, “Pledged Collateral” shall not include the Parent’s treasury stock.

1.2 UCC Terms. Unless otherwise defined herein, or unless the context otherwise requires, all terms used herein which are defined in the North Carolina Uniform Commercial Code (the “UCC”) shall have the meanings therein stated.

1.3 Capitalized Terms. All capitalized terms not defined herein shall have the meanings given to them in the Loan Agreement.

ARTICLE II

CREATION OF SECURITY INTEREST

2.1 Pledge and Grant of Security Interest. The Pledgor hereby pledges, assigns and delivers to the Bank and grants to the Bank a Lien upon and security interest in all of its right, title and interest in and to the Pledged Collateral.

2.2 Security for Secured Obligations. This Agreement and the Pledged Collateral secure the full and prompt payment, at any time and from time to time as and when due (whether at the stated maturity, by acceleration or otherwise), of all liabilities and obligations of the Borrower and the Pledgor, whether now existing or hereafter incurred, created or arising and whether direct or indirect, absolute or contingent, due or to become due, under, arising out of or in connection with the Loan Agreement, this Agreement, or any of the other Loan Documents to which it is or hereafter becomes a party, or any Hedge Agreement required or permitted under the Loan Agreement and to which the Borrower and the Bank are parties, including, without limitation, (i) in the case of the Borrower, all obligations, including, without limitation, all principal of and interest on the Loan, all fees, expenses, indemnities and other amounts payable by the Borrower under the Loan Agreement or any other Loan Document (including interest accruing after the filing of a petition or commencement of a case by or with respect to the Borrower seeking relief under any applicable federal and state laws pertaining to bankruptcy, reorganization, arrangement, moratorium, readjustment of debts, dissolution, liquidation or other debtor relief, specifically including, without limitation, the Bankruptcy Code and any fraudulent transfer and fraudulent conveyance laws, whether or not the claim for such interest is allowed in such proceeding), and all obligations of the Borrower to the Bank under any Hedge Agreement required or permitted under the Loan Agreement and to which the Borrower and the Bank are parties, and (ii) in the case of the Pledgor, all of its liabilities and obligations under the Guaranty; and in each case under (i) and (ii) above, (a) all such liabilities and obligations that, but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, would become due, and (b) all fees, costs and expenses payable by the Pledgor under Section 7.1 (the liabilities and obligations of the Pledgor described in this Section 2.2, collectively, the “Secured Obligations”).

2.3 Security Interests Absolute. All rights of the Bank and security interests hereunder, and all obligations of the Pledgor hereunder, shall be absolute and unconditional and, without limiting the generality of the foregoing, shall not be released, discharged or otherwise affected by:

(i) any extension, renewal, settlement, compromise or waiver in respect of any Secured Obligation, the Note or any other document evidencing or securing such Secured Obligation, by operation of law or otherwise;

(ii) any modification or amendment or supplement to the Loan Agreement, the Note or any other document evidencing or securing any Secured Obligation;

(iii) any non-perfection or invalidity of any direct or indirect security for any Secured Obligation;

(iv) any insolvency, bankruptcy, reorganization or other similar proceeding affecting the Borrower or its assets or any resulting disallowance, release or discharge of all or any portion of the Secured Obligations;

(v) the existence of any claim, set-off or other right which the Pledgor may have at any time against the Borrower, the Bank or any other corporation or person, whether in connection herewith or any unrelated transactions; provided, that nothing herein shall prevent the assertion of any such claim by separate suit or compulsory counterclaim;

(vi) any invalidity or unenforceability relating to or against the Borrower or the Pledgor for any reason of any Secured Obligation, or any provision of applicable law or regulation purporting to prohibit the payment by the Borrower or the Pledgor of the Secured Obligations;

(vii) any failure by the Bank (A) to file or enforce a claim against the Borrower or the Pledgor (in a bankruptcy or other proceeding), (b) to give notice of the existence, creation or incurring by the Borrower of any new or additional indebtedness or obligation under or with respect to the Secured Obligations, (c) to commence any action against the Borrower or the Pledgor, (d) to disclose to the Pledgor any facts which the Bank may now or hereafter know with regard to the Borrower or (e) to proceed with due diligence in the collection, protection or realization upon any collateral securing the Secured Obligations; or

(viii) any other act or omission to act or delay of any kind by the Borrower, the Pledgor or the Bank or any other corporation or person or any other circumstance whatsoever which might, but for the provisions of this clause, constitute a legal or equitable discharge of the Pledgor’s obligations hereunder.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

The Pledgor represents and warrants as follows:

3.1 Ownership of Pledged Collateral. The Pledgor owns, or has valid rights as a lessee or licensee with respect to, all Pledged Collateral purported to be pledged by it hereunder, free and clear of any Liens except for the Liens granted to the Bank pursuant to the Security Documents, and except for other Permitted Liens.

3.2 Pledged Shares. All Pledged Shares have been duly authorized and validly issued, and are fully paid and non-assessable, and are subject to no options to purchase or similar rights of any Person. The Pledgor will not become a party to or otherwise bound by any agreement, other than this Pledge Agreement, which restricts in any manner the rights of any present or future holder of any of the Pledged Shares with respect thereto.

3.4 Validity, Perfection and Priority of Security Interests. Upon delivery of all certificates or instruments representing or evidencing the Pledged Collateral to the Bank, the Bank will have a valid and perfected security interest in the Pledged Collateral subject to no prior Lien. No registration, recordation or filing with any governmental body agency or official is required in connection with the execution or delivery of this Pledge Agreement, or necessary for the validity or enforceability hereof or for the perfection of the security interests of the Bank granted hereby. The Pledgor has not performed any acts which might prevent the Bank from enforcing any of the terms and conditions of this Pledge Agreement or which would limit the Bank in any such enforcement.

3.5 Authorization; Consent. The execution, delivery and performance by the Pledgor of this Pledge Agreement require no action by or in respect of, or filing with, any Governmental Authority and do not contravene, or constitute (with or without the giving of notice or lapse of time or both) a default under, any provision of applicable law or of any agreement, judgment, injunction, order, decree or other instrument binding upon or affecting the Pledgor.

3.6 No Restrictions. There are no statutory or regulatory restrictions, prohibitions or limitations on the Pledgor’s ability to grant to the Bank a Lien upon and security interest in the Pledged Collateral pursuant to this Agreement or (except for the provisions of the federal Anti-Assignment Act and Anti-Claims Act, as amended) on the exercise by the Bank of its rights and remedies hereunder (including any foreclosure upon or collection of the Pledged Collateral), and there are no contractual restrictions on the Pledgor’s ability so to grant such Lien and security interest.

3.7 Capital Stock. As of the date hereof, the Capital Stock required to be pledged hereunder by the Pledgor consists of the number and type of shares of Capital Stock as identified on Schedule I for the Pledgor. All of the Capital Stock has been duly and validly issued and is fully paid and nonassessable and not subject to any preemptive rights, warrants, options or similar rights or restrictions in favor of third parties or any contractual or other restrictions upon transfer. As to each issuer thereof, the Capital Stock pledged hereunder constitutes 100% of the outstanding capital stock or other equity interest in such issuer, except as set forth on Schedule I.

ARTICLE IV

COVENANTS

The Pledgor agrees that so long as any Secured Obligation remains unpaid:

4.1 Liens on Pledged Collateral. The Pledgor will not sell or otherwise dispose of, or grant any option with respect to, any of the Pledged Collateral or create or suffer to exist any Lien (other than security interests in favor of the Bank) on any Pledged Collateral. The Pledgor agrees that he will cause each issuer of the Pledged Shares not to issue any stock or other securities in addition to or in substitution for the Pledged Shares issued by such issuer, except to the Pledgor and the Pledgor will pledge hereunder, immediately upon his acquisition (directly or indirectly) thereof, any and all additional shares of stock or other securities of each issuer of the Pledged Shares.

4.2 Delivery of Pledged Collateral. All certificates or instruments representing or evidencing the Pledged Collateral shall be delivered to and held by or on behalf of the Bank pursuant hereto and shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignment in blank, with signatures appropriately guaranteed, and accompanied in each case by any required transfer tax stamps, all in form and substance satisfactory to the Bank.

4.3 Change in Law. The Pledgor will promptly notify the Bank in writing of any change in law known to him (and will use his best efforts to become aware of any such change in law) which (i) adversely affects or will adversely affect the validity, perfection or priority of the security interests or (ii) requires or will require a change in the procedures to be followed in order to maintain and protect the validity, perfection and priority of the security interests.

4.4 Protection of Security Interest; Further Assurances. The Pledgor will, at his expense and in such manner and form as the Bank may require, execute, deliver, file and record any financing statement, specific assignment or other paper and take any other action that may be necessary or desirable, or that the Bank may request, in order to create, preserve, perfect or validate the security interests granted hereby or to enable the Bank to exercise and enforce its rights hereunder with respect to any of the Pledged Collateral. To the extent permitted by applicable law, the Pledgor hereby authorizes the Bank to execute and file, in its name, a Uniform Commercial Code financing statement which the Bank in its sole discretion may deem necessary or appropriate to further perfect the security interests.

ARTICLE V

CERTAIN PROVISIONS RELATING TO PLEDGED COLLATERAL

5.1 Ownership. Except to the extent otherwise expressly permitted by or pursuant to the Loan Agreement, the Pledgor will cause the Capital Stock pledged by it hereunder to constitute at all times 100% of the Capital Stock in each issuer held by the Pledgor.

5.2 Right to Receive Distributions on Pledged Collateral; Voting.

(a) So long as no Event of Default shall have occurred and be continuing:

(i) The Pledgor shall be entitled to exercise any and all voting and other consensual rights pertaining to the Pledged Collateral or any part thereof for any purpose not inconsistent with the terms of this Pledge Agreement or the Loan Agreement.

(ii) The Pledgor shall be entitled to receive and retain any and all dividends, interest and other payments and distributions made upon or with respect to the Pledged Collateral, provided, however, that any and all

(A) dividends and interest paid or payable other than in cash in respect of, and instruments and other property received, receivable or otherwise distributed in respect of, or in exchange for, any Pledged Collateral,

(B) dividends and other distributions paid or payable in cash in respect of any Pledged Collateral in connection with a partial or total liquidation or dissolution or in connection with a reduction of capital, capital surplus or paid-in-surplus, and

(C) cash paid, payable or otherwise distributed in respect of principal of, in redemption of, or in exchange for, any Pledged Collateral,

shall be, and shall be forthwith delivered to the Bank to hold as, Pledged Collateral and shall, if received by the Pledgor, be received in trust for the benefit of the Bank, be segregated from the other property or funds of the Pledgor and be forthwith delivered to the Bank as Pledged Collateral in the same form as so received (with any necessary endorsement).

(iii) The Bank shall execute and deliver (or cause to be executed and delivered) to the Pledgor all such proxies, powers of attorney, consents, ratifications and waivers and other instruments as the Pledgor may reasonably request for the purpose of enabling each the Pledgor to exercise the voting and other rights which he is entitled to exercise pursuant to paragraph (i) above and to receive the dividends or interest payments which he is authorized to receive and retain pursuant to paragraph (ii) above.

(b) Upon the occurrence and during the continuance of an Event of Default:

(i) All rights of the Pledgor to receive the dividends and interest payments which he would otherwise be authorized to receive and retain pursuant to Section 5.2(a)(ii) shall cease, and all such rights shall thereupon become vested in the Bank which shall thereupon have the sole right to receive and hold as Pledged Collateral such dividends and interest payments.

(ii) All dividends and interest payments which are received by the Pledgor contrary to the provisions of paragraph (i) of this Section 5.2(b) shall be received in trust for the benefit of the Bank, shall be segregated from other funds of the Pledgor and shall be forthwith paid over to the Bank as Pledged Collateral in the same form as so received (with any necessary endorsement).

(c) Upon the occurrence and during the continuance of an Event of Default and upon notice by the Bank to the Pledgor, all rights of the Pledgor to exercise the voting and other consensual rights which he would otherwise be entitled to exercise pursuant to Section 5.2(a)(i) shall cease, and all such rights shall thereupon become vested in the Bank which shall thereupon have the sole right to exercise such voting and other consensual rights.

ARTICLE VI

GENERAL AUTHORITY; REMEDIES

6.1 General Authority. The Pledgor hereby irrevocably appoints the Bank and any officer or agent thereof, with full power of substitution, as his true and lawful attorney-in-fact, in the name of the Pledgor or its own name, for the sole use and benefit of the Bank, but at the Pledgor’s expense, at any time during the occurrence and continuance of an Event of Default, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to carry out the terms of this Pledge Agreement and, without limiting the foregoing, the Pledgor hereby gives the Bank the power and right on its behalf, without notice to or further assent by the Pledgor to do the following:

(i) to receive, take, endorse, assign and deliver any and all checks, notes, drafts, acceptances, documents and other negotiable and nonnegotiable instruments taken or received by the Pledgor as, or in connection with, the Pledged Collateral;

(ii) to demand, sue for, collect, receive and give acquittance for any and all monies due or to become due upon or in connection with the Pledged Collateral;

(iii) to commence, settle, compromise, compound, prosecute, defend or adjust any claim, suit, action or proceeding with respect to, or in connection with, the Pledged Collateral;

(iv) to sell, transfer, assign or otherwise deal in or with the Pledged Collateral or any part thereof, as fully and effectually as if the Bank were the absolute owner thereof; and

(v) to do, at its option, but at the expense of the Pledgor, at any time or from time to time, all acts and things which the Bank deems necessary to protect or preserve the Pledged Collateral and to realize upon the Pledged Collateral.

6.2 Rights and Remedies. If an Event of Default shall have occurred and be continuing, the Bank shall be entitled to exercise in a commercially reasonable manner in respect of the Pledged Collateral all of its rights, powers and remedies provided for herein or otherwise available to it under any other Loan Document, by law, in equity or otherwise, including all rights and remedies of a secured party under the UCC, and shall be entitled in particular, but without limitation of the foregoing, to exercise the following rights, which the Pledgor agrees to be commercially reasonable:

(a) Without notice to the Pledgor, to cause any or all of the Pledged Shares or other Pledged Collateral to be transferred of record into the name of the Bank or its nominee;

(b) To exercise (i) all voting, consensual and other rights and powers pertaining to the Capital Stock (whether or not transferred into the name of the Bank), at any meeting of shareholders, partners, members or otherwise, and (ii) any and all rights of conversion, exchange, subscription and any other rights, privileges or options pertaining to the Capital Stock as if it were the absolute owner thereof (including, without limitation, the right to exchange at its discretion any and all of the Capital Stock upon the merger, consolidation, reorganization, reclassification, combination of shares or interests, similar rearrangement or other similar fundamental change in the structure of the applicable issuer, or upon the exercise by the Pledgor or the Bank of any right, privilege or option pertaining to such Capital Stock), and in connection therewith, the right to deposit and deliver any and all of the Capital Stock with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as the Bank may determine, and give all consents, waivers and ratifications in respect of the Capital Stock, all without liability except to account for any property actually received by it, but the Bank shall have no duty to exercise any such right, privilege or option or give any such consent, waiver or ratification and shall not be responsible for any failure to do so or delay in so doing; and for the foregoing purposes the Pledgor will promptly execute and deliver or cause to be executed and delivered to the Bank, upon request, all such proxies and other instruments as the Bank may request to enable the Bank to exercise such rights and powers; AND IN FURTHERANCE OF THE FOREGOING AND WITHOUT LIMITATION THEREOF, EACH PLEDGOR HEREBY IRREVOCABLY CONSTITUTES AND APPOINTS THE ADMINISTRATIVE AGENT AS THE TRUE AND LAWFUL PROXY AND ATTORNEY-IN-FACT OF SUCH PLEDGOR, WITH FULL POWER OF SUBSTITUTION IN THE PREMISES, TO EXERCISE ALL SUCH VOTING, CONSENSUAL AND OTHER RIGHTS AND POWERS TO WHICH ANY HOLDER OF ANY INVESTMENTS WOULD BE ENTITLED BY VIRTUE OF HOLDING THE SAME, WHICH PROXY AND POWER OF ATTORNEY, BEING COUPLED WITH AN INTEREST, IS IRREVOCABLE AND SHALL BE EFFECTIVE FOR SO LONG AS THIS AGREEMENT SHALL BE IN EFFECT; and

(c) To sell, resell, assign and deliver, in its sole discretion, in accordance with the UCC, all or any of the Pledged Collateral, in one or more parcels, on any securities exchange on which any Capital Stock may be listed, at public or private sale, at any of the Bank’s offices or elsewhere, for cash, upon credit or for future delivery, at such time or times and at such price or prices and upon such other terms as the Bank may deem satisfactory. If any of the Pledged Collateral is sold by the Bank upon credit or for future delivery, the Bank shall not be liable for the failure of the purchaser to purchase or pay for the same and, in the event of any such failure, the Bank may resell such Pledged Collateral. In no event shall the Pledgor be credited with any part of the Proceeds of sale of any Pledged Collateral until and to the extent cash payment in respect thereof has actually been received by the Bank. Each purchaser at any such sale shall hold the property sold absolutely, free from any claim or right of whatsoever kind, including any equity or right of redemption of the Pledgor, and the Pledgor hereby expressly waives all rights of redemption, stay or appraisal, and all rights to require the Bank to marshal any assets in favor of the Pledgor or any other party or against or in payment of any or all of the Secured Obligations, that it has or may have under any rule of law or statute now existing or hereafter adopted. No demand, presentment, protest, advertisement or notice of any kind (except any notice required by law, as referred to below), all of which are hereby expressly waived by the Pledgor, shall be required in connection with any sale or other disposition of any part of the Pledged Collateral. If any notice of a proposed sale or other disposition of any part of the Pledged Collateral shall be required under applicable law, the Bank shall give the Pledgor at least ten (10) days’ prior notice of the time and place of any public sale and of the time after which any private sale or other disposition is to be made, which notice the Pledgor agrees is commercially reasonable. The Bank shall not be obligated to make any sale of Pledged Collateral if it shall determine not to do so, regardless of the fact that notice of sale may have been given. The Bank may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned. Upon each public sale and, to the extent permitted by applicable law, upon each private sale, the Bank may purchase all or any of the Pledged Collateral being sold, free from any equity, right of redemption or other claim or demand, and may make payment therefor by endorsement and application (without recourse) of the Secured Obligations in lieu of cash as a credit on account of the purchase price for such Pledged Collateral.

6.3 Application of Proceeds.

(a) All Proceeds collected by the Bank upon any sale, other disposition of or realization upon any of the Pledged Collateral, together with all other moneys received by the Bank hereunder, shall be applied as follows:

(i) first, to payment of the expenses of such sale or other realization, including reasonable compensation to the Bank and its agents and counsel, and all expenses, liabilities and advances incurred or made by the Bank, its agents and counsel in connection therewith or in connection with the care, safekeeping or otherwise of any or all of the Pledged Collateral, and any other unreimbursed expenses for which the Bank is to be reimbursed pursuant to Section 7.1;

(ii) second, after payment in full of the amounts specified in clause (i) above, to payment of the Secured Obligations; and

(iii) finally, after payment in full of the amounts specified in clauses (i) and (ii) above, any surplus then remaining shall be paid to the Pledgor, or its successors or assigns, or to whomsoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct.

(b) The Pledgor shall remain liable to the extent of any deficiency between the amount of all Proceeds realized upon sale or other disposition of the Pledged Collateral pursuant to this Agreement. Upon any sale of any Pledged Collateral hereunder by the Bank (whether by virtue of the power of sale herein granted, pursuant to judicial proceeding, or otherwise), the receipt of the Bank or the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of the Pledged Collateral so sold, and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Bank or such officer or be answerable in any way for the misapplication thereof.

6.4 Registration; Private Sales.

(a) If, at any time after the occurrence and during the continuance of an Event of Default, the Pledgor shall have received from the Bank a written request or requests that the Pledgor cause any registration, qualification or compliance under any federal or state securities law or laws to be effected with respect to all or any part of the Capital Stock, the Pledgor will, as soon as practicable and at its expense, use its best efforts to cause such registration to be effected and be kept effective and will use its best efforts to cause such qualification and compliance to be effected and be kept effective as may be so requested and as would permit or facilitate the sale and distribution of such Capital Stock, including, without limitation, registration under the Securities Act of 1933, as amended (the “Securities Act”), appropriate qualifications under applicable blue sky or other state securities laws and appropriate compliance with any other applicable requirements of Governmental Authorities; provided, that the Bank shall furnish to the Pledgor such information regarding the Bank as the Pledgor may reasonably request in writing and as shall be required in connection with any such registration, qualification or compliance. The Pledgor will cause the Bank to be kept advised in writing as to the progress of each such registration, qualification or compliance and as to the completion thereof, will furnish to the Bank such number of prospectuses, offering circulars or other documents incident thereto as the Bank from time to time may request, and will indemnify the Bank and all others participating in the distribution of such Capital Stock against all claims, losses, damages and liabilities caused by any untrue statement (or alleged untrue statement) of a material fact contained therein (or in any related registration statement, notification or the like) or by any omission (or alleged omission) to state therein (or in any related registration statement, notification or the like) a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same may have been caused by an untrue statement or omission based upon information furnished in writing to the Pledgor by the Bank expressly for use therein.

(b) The Pledgor recognizes that, by reason of certain prohibitions contained in the Securities Act and applicable state securities laws as in effect from time to time, the Bank may be compelled, with respect to any sale of all or any part of the Capital Stock conducted without registration or qualification under the Securities Act and such state securities laws, to limit purchasers to any one or more Persons who will represent and agree, among other things, to acquire such Capital Stock for their own account, for investment and not with a view to the distribution or resale thereof. The Pledgor acknowledges that any such private sales may be made in such manner and under such circumstances as the Bank may deem necessary or advisable in its sole and absolute discretion, including at prices and on terms less favorable than those obtainable through a public sale without such restrictions (including, without limitation, a public offering made pursuant to a registration statement under the Securities Act), and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner and agrees that the Bank shall have no obligation to conduct any public sales and no obligation to delay the sale of any Capital Stock for the period of time necessary to permit its registration for public sale under the Securities Act and applicable state securities laws, and shall not have any responsibility or liability as a result of its election so not to conduct any such public sales or delay the sale of any Capital Stock, notwithstanding the possibility that a substantially higher price might be realized if the sale were deferred until after such registration. The Pledgor hereby waives any claims against the Bank arising by reason of the fact that the price at which any Capital Stock may have been sold at any private sale was less than the price that might have been obtained at a public sale or was less than the aggregate amount of the Secured Obligations, even if the Bank accepts the first offer received and does not offer such Capital Stock to more than one offeree.

(c) The Pledgor agrees that a breach of any of the covenants contained in this Section 6.4 will cause irreparable injury to the Bank and the other Secured Parties, that the Bank and the other Secured Parties have no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section 6.4 shall be specifically enforceable against the Pledgor.

6.5 Collateral Accounts. Upon the occurrence and during the continuance of an Event of Default, the Bank shall have the right to cause to be established and maintained, at its principal office or such other location or locations as it may establish from time to time in its discretion, one or more accounts (collectively, “Collateral Accounts”) for the collection of cash Proceeds of the Pledged Collateral. Such Proceeds, when deposited, shall continue to constitute Pledged Collateral for the Secured Obligations and shall not constitute payment thereof until applied as herein provided. The Bank shall have sole dominion and control over all funds deposited in any Collateral Account, and such funds may be withdrawn therefrom only by the Bank. Upon the occurrence and during the continuance of an Event of Default, the Bank shall have the right to apply amounts held in the Collateral Accounts in payment of the Secured Obligations in the manner provided for in Section 6.3.

6.6 Waivers. The Pledgor, to the greatest extent not prohibited by applicable law, hereby (i) agrees that it will not invoke, claim or assert the benefit of any rule of law or statute now or hereafter in effect, or take or omit to take any other action, that would or could reasonably be expected to have the effect of delaying, impeding or preventing the exercise of any rights and remedies in respect of the Pledged Collateral, the absolute sale of any of the Pledged Collateral or the possession thereof by any purchaser at any sale thereof, and waives the benefit of all such laws and further agrees that it will not hinder, delay or impede the execution of any power granted hereunder to the Bank, but that it will permit the execution of every such power as though no such laws were in effect, (ii) waives all rights that it has or may have under any rule of law or statute now existing or hereafter adopted to require the Bank to marshal any Pledged Collateral or other assets in favor of the Pledgor or any other party or against or in payment of any or all of the Secured Obligations, and (iii) waives all rights that it has or may have under any rule of law or statute now existing or hereafter adopted to demand, presentment, protest, advertisement or notice of any kind (except notices expressly provided for herein).

ARTICLE VII

MISCELLANEOUS

7.1 Indemnity and Expenses. The Pledgor agrees:

(a) To indemnify and hold harmless the Bank and each of its respective directors, officers, employees, agents and affiliates from and against any and all claims, damages, demands, losses, obligations, judgments and liabilities (including, without limitation, reasonable attorneys’ fees and expenses) in any way arising out of or in connection with this Pledge Agreement and the transactions contemplated hereby, except to the extent the same shall arise as a result of the gross negligence or willful misconduct of the party seeking to be indemnified; and

(b) To pay and reimburse the Bank upon demand for all reasonable costs and expenses (including, without limitation, reasonable attorneys’ fees and expenses) that the Bank may incur in connection with (i) the custody, use or preservation of, or the sale of, collection from or other realization upon, any of the Pledged Collateral, including the reasonable expenses of re-taking, holding, preparing for sale or lease, selling or otherwise disposing of or realizing on the Pledged Collateral, (ii) the exercise or enforcement of any rights or remedies granted hereunder (including, without limitation, under Article VI), under any of the other Loan Documents or otherwise available to it (whether at law, in equity or otherwise), or (iii) the failure by the Pledgor to perform or observe any of the provisions hereof. The provisions of this Section 7.1 shall survive the execution and delivery of this Pledge Agreement, the repayment of any of the Secured Obligations, the termination of the commitments under the Loan Agreement and the termination of this Pledge Agreement or any other Loan Document.

7.2 No Waiver. The Bank’s failure at any time or times hereafter to require strict performance by the Pledgor of any of the provisions of this Pledge Agreement shall not waive, affect or diminish any right of the Bank at any time or times hereafter to demand strict performance therewith and with respect to any other provision of this Pledge Agreement, and any waiver of any Event of Default shall not waive or affect any other Event of Default, whether prior or subsequent thereto, and whether of the same or a different type. None of the provisions of this Pledge Agreement shall be deemed to have been waived by any act or knowledge of the Bank, its agents, officers or employees except by an instrument in writing signed by an officer of the Bank and directed to the Pledgor specifying such waiver.

7.3 Binding Effect. This Pledge Agreement and all other instruments and documents executed and delivered pursuant hereto or in connection herewith shall be binding upon and inure to the benefit of the successors and assigns of the parties hereto.

7.4 Governing Law. This Agreement shall be construed and interpreted in accordance with the internal laws and judicial decisions of the State of North Carolina without giving effect to the conflict of laws principles thereof, except to the extent that matters of perfection and validity of the security interests hereunder, or remedies hereunder, are governed by the laws of a jurisdiction other than the State of North Carolina.

7.5 Survival of Agreement. All representations and warranties of the Pledgor and all obligations of the Pledgor contained herein shall survive the execution and delivery of this Pledge Agreement.

7.6 Continuing Security Interest; Term; Successors and Assigns; Assignment; Termination and Release; Survival. This Agreement shall create a continuing security interest in the Pledged Collateral and shall secure the payment and performance of all of the Secured Obligations as the same may arise and be outstanding at any time and from time to time from and after the date hereof, and shall (i) remain in full force and effect until the Maturity Date or when all of the Secured Obligations have been paid and finally discharged in full (the “Termination Requirements”), (ii) be binding upon and enforceable against the Pledgor and its successors and assigns (provided, however, that the Pledgor may not sell, assign or transfer any of its rights, interests, duties or obligations hereunder without the prior written consent of the Bank) and (iii) inure to the benefit of and be enforceable by the Bank and its successors and assigns. Upon any sale or other disposition by the Pledgor of any Pledged Collateral in a transaction expressly permitted hereunder or under or pursuant to the Loan Agreement or any other applicable Loan Document, the Lien and security interest created by this Agreement in and upon such Pledged Collateral shall be automatically released, and upon the satisfaction of all of the Termination Requirements, this Agreement and the Lien and security interest created hereby shall terminate; and in connection with any such release or termination, the Bank, at the request and expense of the Pledgor, will execute and deliver to the Pledgor such documents and instruments evidencing such release or termination as the Pledgor may reasonably request and will assign, transfer and deliver to the Pledgor, without recourse and without representation or warranty, such of the Pledged Collateral as may then be in the possession of the Bank (or, in the case of any partial release of Pledged Collateral, such of the Pledged Collateral so being released as may be in its possession).

7.7 Notice. Except as otherwise provided herein, notice to the Pledgor or to the Bank shall be given or delivered in the manner set forth in Section 10.05 of the Loan Agreement.

7.8 Severability. To the extent any provision of this Pledge Agreement is prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Pledge Agreement.

7.9 Captions. The captions to the sections of this Pledge Agreement have been inserted for convenience only and shall not limit or modify any of the terms hereof.

7.10 Counterparts. This Pledge Agreement may be executed in two or more counterparts, which when assembled shall constitute one and the same agreement.

7.11 Amendments and Waivers. Any provision of this Pledge Agreement may be amended or waived, if, but only if, such amendment or waiver is in writing and is signed by the Pledgor and the Bank.

7.12 Conflict of Terms. The terms of this Pledge Agreement and the terms of the Loan Agreement shall be construed and interpreted to the full extent possible to give effect to all such terms. In the event of any conflict between the terms of this Pledge Agreement and the Loan Agreement, the terms of the Loan Agreement shall control.

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IN WITNESS WHEREOF, the parties hereto have caused this Pledge Agreement to be duly executed as of the day and year first above written.

FOUNTAIN POWERBOATS, INC.

By:	/s/ REGINALD M. FOUNTAIN, JR.
Name:	Reginald M. Fountain, Jr.
Title:	President

FOUNTAIN POWERBOAT INDUSTRIES, INC.

By:	/s/ REGINALD M. FOUNTAIN, JR.
Name:	Reginald M. Fountain, Jr.
Title:	President

ACCEPTED AND AGREED TO AS OF THE DATE FIRST ABOVE WRITTEN:

REGIONS BANK

By:	/s/ KEMP SIMMONS
Name:	Kemp Simmons
Title:	Vice President

Signature Page to Pledge Agreement

SCHEDULE I

PLEDGED SHARES

Pledgor	Name of Issuer	Type of Interests	Certificate Number, if Applicable	No. of Shares/Units, if Applicable	Percentage of outstanding Interests in Issuer
Fountain Powerboat Industries, Inc.	Fountain Powerboats, Inc.	Common Stock	5	784,314	100%